EXHIBIT 10.3

                         FIRST AMENDMENT TO OFFICE LEASE


This First Amendment to Office Lease ("First Amendment") is made and entered into as of this 30th day of September, 2003, by and between Palos Verdes Office Partners, LLC, ("Lessor") and Medstrong International ("Lessee").

                                R E C I T A L S:
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A.       On or about November 2, 2000, Lessor and  LifeLinkOnline.com  (Lessee's
predecessor-in-interest) entered into that certain Office Lease ("Lease") pursuant to which Lessor leased to LifeLinkOnline.com, and LifeLinkOnline.com leased from Lessor, approximately 3,683 rentable square feet known as Suite 303 on the third (3rd) floor of the building located at 500 Silver Spur Road, Rancho Palos Verdes, California ("Property").

B. Prior to the date hereof, LifeLinkOnline.com assigned to Lessee, and Lessee assumed from LifeLinkOnline.com, all of LifeLinkOnline.com's rights and obligations as the lessee under the Lease.

C. Lessor and Lessee now desire to modify the Lease in accordance with the terms and conditions contained in this First Amendment. All capitalized terms used in this First Amendment, which are not defined herein, shall have the meanings ascribed to them in the Lease.

A G R E E M E N T


NOW, THEREFORE, incorporating and in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree as follows:

1.       Term.  The Lease Term is currently  scheduled to expire on December 31,
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2003.  Lessee and Lessor hereby  mutually agree to extend the Lease Term through
September 30, 2006. Accordingly, and notwithstanding anything to the contrary contained in the Lease, the new Lease Expiration Date shall be September 30, 2006.

2.       Lessee Relocation to Suite 101; Reduction in Size of Premises. As noted
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in Recital A above, Suite 303 includes  approximately 3,683 square feet of space on the third (3rd) floor of the Property. Lessor and Lessee hereby agree that, promptly following the mutual execution of this First Amendment, Lessee shall (at Lessee's sole cost and expense) relocate its business at the Property from Suite 303 (on the third floor of the Property) to Suite 101 (on the first floor of the Property). Lessor and Lessee agree that Suite 101 consists of 1,320 square feet. Accordingly, effective October 1, 2003, all references in the Lease to the "Premises" shall mean Suite 101, and the definition of the word Premises as set forth in the Lease shall mean the 1,320 square foot space known as Suite 101 at the Property. An illustration of Suite 101 is outlined on Exhibit "A" to
                                                                  -----------
this First Amendment, which is hereby incorporated into this First Amendment by this reference.

3.       Base Rent Modification. Notwithstanding anything contained in the Lease
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to the contrary,  the Base Rent payable by Lessee to Lessor for the remainder of
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the  Lease  Term  (commencing  October  1,  2003)  shall  be  as  follows  (and, accordingly, Section 8 of the Summary of Basic Lease Information is deleted in its entirety and replaced with the following):


                        Dates                     Monthly Base Rent
                        -----                     -----------------

                  10/01/03-10/31/03               $1,723.20
                  11/01/03-11/30/03               $3,979.20
                  12/01/03-09/30/04               $2,851.20
                  10/01/04-09/30/05               $2,917.20
                  10/01/05-09/30/06               $2,983.20

5.       Base Year.  Section 9.1 of the Summary of Basic  Lease  Information  is
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deleted and replaced with the following: "Base Year: Calendar Year 2004."

6.       Tenant's Share.  Section 9.2 of the Summary of Basic Lease  Information
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is deleted and replaced with the following: "Tenant's Share: Approximately 3.76%
(1,320/35,108)."

7.       Security Deposit.  Section 10 of the Summary of Basic Lease Information
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is deleted and  replaced  with the  following:  "Security  Deposit:  $4,276.80."
Accordingly, immediately upon execution of this First Amendment, Lessee shall deliver to Lessor a security deposit in the amount of $4,276.80.

8.       Lessee to Accept Suite 101 in Current "As-Is  Condition.  Lessee agrees
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to accept Suite 101 in its current "As-Is" condition,  and, accordingly,  Lessor shall have no obligation to provide or pay for any improvement, remodeling or refurbishment work or services related to Suite 101. As a result, Exhibit "B" to
                                                                  -----------
the Lease is hereby deleted in its entirety.

9.       No Further Modification;  Full Force and Effect. Except as specifically
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set forth in this First Amendment,  the Lease shall be and remain unmodified and in full force and effect.

IN WITNESS WHEREOF, Lessor and Lessee have executed this First Amendment as of the day and year first above written.

Lessor:                                           Lessee:
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Palos Verdes Office Partners, LLC                 Medstrong International

By:                                           By:
      ----------------------                        ------------------------
Name: Nathaniel Williams                      Name: Jerry Farrar
Its:  Member                                  Its:  President